EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
W.P. Stewart & Co., Ltd.



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2001 relating to the financial statements of W.P. Stewart & Co., Ltd., which appears in W.P. Stewart & Co., Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2000.

PricewaterhouseCoopers
Hamilton, Bermuda
February 13, 2002